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                                                                 EXHIBIT 99(1)



                       * * * *   N E W S  R E L E A S E   * * * *



                            Pacific Community Banking Group
                               Laguna Hills, California
                                   September 8, 1999


                      Contact:  E. Lynn Caswell - 949-460-4541



            ACQUISITION AGREEMENTS TERMINATED IN THREE-PARTY TRANSACTION

     Pacific Community Banking Group (PCBG) announced today that its acquisition agreements with The Bank of Hemet, Riverside, California (NASDAQ Bulletin Board:BHEM), ("Hemet") and Valley Bank, Moreno Valley, California (VMOY -Electronic Bulletin Board) ("Valley") have been terminated by the respective banks at the expiration of the agreement period.

     The agreements provided for the acquisition of both banks by PCBG and payment to each bank's shareholders upon the consummation of the mergers.
The merger consideration was to be funded in part by proceeds from the initial public offering (IPO) of PCBG stock through a firm commitment underwriting and public offering to be conducted by an underwriting group led by Sutro & Co. of Los Angeles. The conditions in the acquisition agreements for the consummation of the IPO were not met by the time provided for in the agreements, and accordingly Hemet and Valley elected to terminate.

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